As filed with the Securities and Exchange Commission on January 9, 2013

Registration No. 333-167126

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AssuranceAmerica Corporation

(Exact Name of Registrant as Specified in Its Charter)

Nevada	87-0281240
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

RiverEdge One, Suite 600

5500 Interstate North Parkway

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

ASSURANCEAMERICA CORPORATION 2010 INCENTIVE PLAN

(Full Title of the Plan)

Mark H. Hain

Executive Vice President and General Counsel

AssuranceAmerica Corporation

RiverEdge One, Suite 600

5500 Interstate North Parkway

Atlanta, Georgia 30328

(770) 952-0200

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-8, Registration No. 333-167126 (the “Registration Statement”), of AssuranceAmerica Corporation (the “Company”), which was filed with the Securities and Exchange Commission and became effective on May 27, 2010. The Registration Statement registered 2,000,000 shares of the Company’s common stock to be issued pursuant to the grant or exercise of awards to participants under the Company’s 2010 Incentive Plan (the “2010 Plan”) and 7,789,721 shares underlying options granted under the Company’s 2000 Stock Option Plan.

The offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the common stock registered that remains unsold under the Registration Statement as of the filing date of this Post-Effective Amendment.

(Signature on following page)

SIGNATURES

Pursuant to the requirements of the Securities Act, and Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 9th day of January, 2013.

ASSURANCEAMERICA CORPORATION

By:	/s/ Mark H. Hain
Mark H. Hain
Executive Vice President, Secretary
(Agent for Service named in the Registration Statement)

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